UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Consent Revocation Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6 (e)(2))

☐	Definitive Consent Revocation Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Barnwell Industries, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee previously paid with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

BARNWELL INDUSTRIES, INC.	P R E S S
R E L E A S E

1100 Alakea Street, Suite 500
Honolulu, Hawaii 96813
Telephone (808) 531-8400
Fax (808) 531-7181
Website: www.brninc.com

Barnwell Industries Urges Shareholders to Vote in Accordance with ISS Recommendation and Reject
Ned Sherwood’s Attempt to Take Over the Company

HONOLULU, May 12, 2025 -- Barnwell Industries, Inc. (NYSE American: BRN) (“Barnwell” or the “Company”) today urged shareholders to follow the recommendation by leading proxy advisory firm Institutional Shareholder Services Inc. (“ISS”) in its May 7, 2025, report in which it recommended just one candidate, Heather Isidoro, from the slate put forward by Ned Sherwood and his affiliates (the “Sherwood Group”).

In its report, ISS stated1:

As such, votes on the dissident card for the removal of [Alex] Kinzler, and against the removal of Kenneth Grossman, Joshua Horowitz, and Douglas Woodrum are warranted; as is support for dissident nominee Isidoro, and votes against dissident nominees James Cornell, Stuart Oran, Sherwood, and Gregory Sullivan.

Barnwell issued the following statement:

The Company is disappointed that ISS recommended the removal of Mr. Kinzler from Barnwell’s Board, however, we believe the election of Ms. Isidoro and removal of Mr. Kinzler is a reasonable outcome. Such an outcome is also consistent with the opinion of proxy advisory firms ISS and Glass Lewis that replacing the entire Barnwell Board with an entirely new slate – and no plan for the Company – would be imprudent, and we believe, value destructive.

We are pleased that, by rejecting the Sherwood Group’s attempt to replace the Barnwell Board of Directors, ISS recognizes the Sherwood Group has no credible plan for the Company. A key criteria for ISS in making recommendations when a shareholder is seeking control is whether that shareholder has a plan – and the Sherwood Group decidedly does not.

Barnwell strongly urges shareholders to protect the value of their investment by voting the WHITE consent revocation card today and rejecting the Sherwood Group’s agenda.

1 Permission to use quotations neither sought nor obtained.

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If you have any questions or to revoke a previous submitted consent, please contact our proxy solicitor: Okapi Partners at (877) 869-0171 or by email at info@okapipartners.com

Forward-Looking Statements

Certain information contained in this press release contains "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current beliefs and expectations of our board and management team that involve risks, potential changes in circumstances, assumptions, and uncertainties, include various estimates, forecasts, projections of Barnwell's future performance, statements of Barnwell's plans and objectives, our expectations regarding the effect of the Sherwood Group's Consent Solicitation and our ability to successfully solicit revocations of consents from our stockholders to reject the Sherwood Group's proposals. Forward-looking statements include phrases such as "expects," "anticipates," "intends," "plans," "believes," "predicts," "estimates," "assumes," "projects," "may," "will," "will be," "should," or similar expressions. Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved. Any or all of the forward-looking statements may turn out to be incorrect or be affected by inaccurate assumptions Barnwell might make or by known or unknown risks and uncertainties. These forward-looking statements are subject to risks and uncertainties including risks related to the actions of the Sherwood Group, our ability to successfully solicit revocations of consents from our stockholders to reject the Sherwood Group's proposals, our ability to defend against any potential claims by the Sherwood Group, our ability to execute on our strategy and business plan and the other risks forth in the "Forward-Looking Statements," "Risk Factors" and other sections of Barnwell's Annual Report on Form 10-K for the fiscal year ended September 30, 2024 and Barnwell's other filings with the Securities and Exchange Commission. Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.

CONTACT:	Investors:
Bruce Goldfarb / Chuck Garske
(212) 297-0720
Email: info@okapipartners.com

Kenneth S. Grossman
Vice Chairman of the Board of Directors
Email: kensgrossman@gmail.com

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